Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
(949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of House Fly Rentals, Inc. on Form SB-2 of my Auditors report dated September 29, 2007, relating to the financial statements of House Fly Rentals, Inc., for the period ended August 31, 2007.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
October 15, 2007